                                                                   EXHIBIT 10.37




                                 ALLWASTE, INC.

                           DEFERRED COMPENSATION PLAN





                         Effective Date:  May 15, 1997

                              TABLE OF CONTENTS

ARTICLE                                                                                                              PAGE
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
I.       DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (1)      ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (2)      AFFILIATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (3)      BOARD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (4)      CODE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (5)      COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (6)      COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (7)      DEFERRALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (8)      DIRECTOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (9)      DISABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (10)     EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (11)     ELIGIBLE INDIVIDUAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (12)     ENTRY DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (13)     FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (14)     INSIDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (15)     MEMBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (16)     PAY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (17)     PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (18)     PLAN ADMINISTRATOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (19)     PLAN YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (20)     RETIREMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (21)     STOCK FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (22)     TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (23)     TRUST AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (24)     TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (25)     TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (26)     UNFORESEEABLE FINANCIAL EMERGENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (27)     VALUATION DATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.2     NUMBER AND GENDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.3     HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

II.      PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.1     ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.2     PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

III.     ACCOUNT CREDITS AND ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.1     DEFERRALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.2     ALLOCATION OF NET INCOME OR NET LOSS EQUIVALENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . 7

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
IV.      DEEMED INVESTMENT OF FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

V.       VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

VI.      WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         6.1     IN GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         6.2     UNFORESEEABLE FINANCIAL EMERGENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         6.3     ELECTIVE WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

VII.     DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         7.1     AMOUNT OF BENEFIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         7.2     TIME OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.3     ALTERNATIVE FORMS OF BENEFIT PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.4     DESIGNATION OF BENEFICIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.5     CHANGE IN PAY-OUT OF CERTAIN BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.6     ACCELERATED PAY-OUT DUE TO EMERGENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.7     DEFERRED PAY-OUT DUE TO LOSS OF TAX DEDUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.8     PAYMENT OF BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.9     UNCLAIMED BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

VIII.    ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.1     APPOINTMENT OF PLAN ADMINISTRATOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.2     RESIGNATION AND REMOVAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.3     RECORDS AND PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.4     SELF-INTEREST OF PLAN ADMINISTRATOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.5     COMPENSATION AND BONDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.6     PLAN ADMINISTRATOR POWERS AND DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.7     COMPANY TO SUPPLY INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.8     CLAIMS REVIEW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.9     INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

IX.      ADMINISTRATION OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.1     PAYMENT OF EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.2     TRUST FUND PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

X.       NATURE OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

XI.      ADOPTING ENTITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

XII.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         12.1NOT CONTRACT OF EMPLOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





                                      (ii)

         12.2    ALIENATION OF INTEREST FORBIDDEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.3    WITHHOLDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.4    GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.5    AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.6    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.7    GOVERNING LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





                                     (iii)

                                 ALLWASTE, INC.

                           DEFERRED COMPENSATION PLAN



                             W I T N E S S E T H :


         WHEREAS, ALLWASTE, INC. and other adopting entities desire to adopt the ALLWASTE, INC. DEFERRED COMPENSATION PLAN (the "PLAN") for the benefit of certain eligible individuals; and

         NOW THEREFORE, the Plan is hereby adopted as follows, effective as of May 15, 1997:

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT: An individual account for each Member to which is credited the Deferrals made on his behalf pursuant to Section 3.1 and which is credited or debited for such account's allocation of net income (or net loss) equivalents as provided in Section 3.2.

(2) AFFILIATE: Each corporation or unincorporated entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Allwaste, Inc. For this purpose, control shall be determined by a more than 50% ownership standard.

(3)      BOARD:  The Board of Directors of Allwaste, Inc.

(4)      CODE:  The Internal Revenue Code of 1986, as amended.

(5) COMMITTEE: A committee of the Board that is composed solely of two or more directors, none of whom (i) is an officer of Allwaste, Inc. or a parent or subsidiary thereof or is otherwise employed by Allwaste, Inc. or a parent or subsidiary thereof; (ii) receives compensation, either directly or indirectly, from Allwaste, Inc. or a parent or subsidiary thereof for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (iii) possesses an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or (iv) is engaged in a business relationship for which disclosure would be required pursuant to item 404(b) of Regulation S-K.

(6) COMPANY: Allwaste, Inc. and any other adopting entity which adopts the Plan pursuant to the provisions of Article XI.

(7) DEFERRALS: Deferrals made by the Company on a Member's behalf pursuant to Section 3.1.

(8) DIRECTOR: Any member of the Board of Directors of Allwaste, Inc. and/or each corporation, directly or indirectly, through one or more intermediaries, more than 50% controlled by Allwaste, Inc.

(9) DISABILITY: The total and permanent disability of a Member, as determined in the sole discretion of the Plan Administrator, based on a written medical opinion (unless waived by the Plan Administrator as unnecessary), that such Member is permanently incapable of performing his job for physical or mental reasons.

(10)     EFFECTIVE DATE:  May 15, 1997.

(11) ELIGIBLE INDIVIDUAL: Any individual (i) who is employed by the Company and whose rate of base annual salary, as of his applicable Deferral election date for a Plan Year, is at least $80,000, (ii) who is a member of the Management Council of the Company, or (iii) who is a Director. For all purposes herein, the "service" of an individual as a Director shall be deemed to be equivalent to "employment" with the Company. The $80,000 base annual salary threshold provided above may be adjusted upward from time to time in the sole discretion of the Plan Administrator. In the event an individual is disabled as of a Deferral election date, his rate of base annual salary as of the inception of such Disability shall be deemed to be his base annual salary as of such Deferral election date.

(12) ENTRY DATE: The first day of each Plan Year and, with respect to an Eligible Individual who becomes a Member on other than the first day of a Plan Year, the date such Eligible Individual becomes a Member in such Plan Year.

(13) FUNDS: The investment funds designated from time to time for the deemed investment of Accounts pursuant to Article IV.

(14) INSIDER: An officer or director subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.

(15) MEMBER: Each Eligible Individual who has met the eligibility requirements for participation in the Plan and who has become a Member pursuant to Article II.

(16) PAY: The total of all amounts paid by the Company to or for the benefit of a Member for services rendered or labor performed, which are required to be reported on such Member's federal income tax withholding statement(s) (Form W-2, 1099, or their subsequent equivalents), excluding taxable income resulting from the exercise of nonqualified stock options, the imputed value of group term life insurance, relocation reimbursements and from non-cash executive perquisites, deductions for supplemental life and medical coverages or other similar payroll deductions, plus any amounts such Member could have received in cash in lieu of Deferrals pursuant to Section 3.1.

(17) PLAN: The Allwaste, Inc. Deferred Compensation Plan, as amended from time to time.

(18) PLAN ADMINISTRATOR: The Plan administrator appointed by the Chief Executive Officer of Allwaste, Inc. pursuant to Section 8.1.

(19) PLAN YEAR: The short period commencing on the Effective Date and ending on August 31, 1997, and thereafter, the twelve-consecutive month period commencing September 1 of each year, which Plan Year may be amended from time to time in the discretion of the Board so that the Plan Year coincides with the fiscal year in effect for the Company.

(20) RETIREMENT: As to a Member who is not a Director, termination of employment with the Company and its Affiliates after attainment of age fifty-five. As to a Member who is a Director, termination of employment with the Company following the date which is at least five years after the first day of the Plan Year in which he commenced participation in the Plan.

(21)     STOCK FUND:  The Allwaste, Inc. Common Stock Fund.

(22)     TRUST:  The trust, if any, established under the Trust Agreement.

(23) TRUST AGREEMENT: The agreement, if any, entered into between the Company and the Trustee pursuant to Article X.

(24) TRUST FUND: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(25) TRUSTEE: The trustee appointed by the Board who is qualified and acting under the Trust Agreement at any time.

(26) UNFORESEEABLE FINANCIAL EMERGENCY: An unexpected need of a Member for cash that (i) arises from an illness, casualty loss, sudden financial reversal, or such other unforeseeable occurrence that is caused by an event beyond the control of such Member, (ii) would result in severe financial hardship to such Member if his Deferral election was not reduced or cancelled pursuant to Section 3.1(g) and/or if a withdrawal or benefit payment pursuant to

         Article VI or Section 7.6 was not permitted, and (iii) is not reasonably satisfiable from other resources of such Member. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, shall not be considered to be the result of an Unforeseeable Financial Emergency.

(27) VALUATION DATES: Each Entry Date and any other interim Valuation Date designated by the Plan Administrator on a nondiscriminatory basis. Notwithstanding the foregoing, an interim Valuation Date shall be designated as the date next preceding the date a withdrawal or payment of a Member's benefit is to be made or to commence pursuant to Article VI or Article VII.

         1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.

                                 PARTICIPATION

         2.1 ELIGIBILITY. Any Eligible Individual shall be eligible to become a Member of the Plan for any Plan Year by electing to make Deferrals pursuant to Section 3.1.

         2.2     PARTICIPATION.

                 (a) Prior to each Entry Date, the Plan Administrator shall notify those Eligible Individuals who are determined by the Plan Administrator to be eligible to initially become Members pursuant to Section
2.1 as of such Entry Date. Any such Eligible Individual may become a Member for the Plan Year beginning on such Entry Date by effecting, prior to such Entry Date and within the time period prescribed by the Plan Administrator, the Deferral election prescribed by the Plan Administrator. Notwithstanding any provision herein to the contrary, an Eligible Individual who first becomes an Eligible Individual on other than the first day of a Plan Year may become a Member on the first day of the calendar month coinciding with or next following the date he first becomes an Eligible Individual for the remainder of such Plan Year with respect to Deferrals pursuant to Section 3.1 by effecting, prior to or within 30 days after the date he first becomes an Eligible Individual and within the time period prescribed by the Plan Administrator, the Deferral election prescribed by the Plan Administrator.

                 (b) Notwithstanding any provision herein to the contrary, if an Eligible Individual becomes a Member of the Plan and has a reduction in base annual salary below the applicable base annual salary threshold as of a Deferral election date for a Plan Year, such Eligible Individual shall not be entitled to make Deferrals hereunder for such Plan Year. Any such Eligible Individual may again become entitled to make Deferrals hereunder for any subsequent Plan Year if, as of the Deferral election date for such Plan Year, such Eligible Individual meets the applicable base annual salary threshold.

                 (c) Notwithstanding any provision herein to the contrary, an Eligible Individual who has become a Member of the Plan shall cease to be entitled to make Deferrals hereunder effective as of any date designated by the Plan Administrator. Any such Plan Administrator action shall be communicated to the affected individual prior to the effective date of such action. Any such Eligible Individual may again become entitled to make Deferrals hereunder for any subsequent Plan Year selected by the Plan Administrator in its sole discretion.

                                      III.

                        ACCOUNT CREDITS AND ALLOCATIONS

         3.1     DEFERRALS.

                 (a)      A Member may:

                          (1) Elect to defer from his Pay a fixed amount or an integral percentage of from 1% to 100% of his base annual salary (or of his cash fees in the case of a Director) for a Plan Year; and/or

                          (2)     (A)      Elect to defer from his Pay a fixed
         amount or an integral percentage of from 1% to 100% of his commissions and annual incentive bonus (or of his cash retainers in the case of a Director) for a Plan Year; and/or

                                  (B)      Elect to defer from his Pay a fixed
         amount or an integral percentage of from 1% to 100% of his retention bonus for a Plan Year; and/or

                                  (C)      Elect to defer from his Pay a fixed
         amount or an integral percentage of from 1% to 100% of his special severance pay for a Plan Year.

Notwithstanding the foregoing, no Member may elect to defer less than $2,000 of his Pay for any Plan Year (with such amounts prorated for any Plan Year of less than twelve months with respect to any Member). Further, with respect to an Eligible Individual who first becomes a Member on other than the first day of a Plan Year, any such Deferrals pursuant to Section 3.1(a)(1) shall apply only for the portion of such Plan Year commencing with the date he first becomes a Member and ending on the last day of such Plan Year.

                 (b) Pay for a Plan Year not so deferred by such election pursuant to this Section shall be received by such Member in cash. A Member's election to defer an amount of his Pay pursuant to this Section shall be made by effecting, in the form prescribed by the Plan Administrator, a Deferral election pursuant to which the Member authorizes the Company to reduce his Pay in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to such Member's Account maintained under the Plan. The reduction in a Member's Pay pursuant to Section 3.1(a)(1) shall be effected by equal Pay reductions each pay period during the applicable portion of the Plan Year as determined by the Plan Administrator following the effective date of such election. The reduction in a Member's Pay pursuant to Section 3.1(a)(2) shall be effected by a Pay reduction at the time such commissions, annual incentive bonus, retention bonus or special severance pay (or cash retainer) is paid. Such Pay reductions shall be within the Plan Year to which the Deferral election relates, except that Pay reductions attributable to elections pursuant to Section 3.1(a)(2) may be made within the next following Plan Year if the commissions and/or annual incentive bonus (or cash retainer) to which the Deferral election relates is paid in such next following Plan Year. Deferrals made by a Member shall be credited to such Member's Account as of the date deferred.

                 (c) Notwithstanding the foregoing, a Deferral election of a Member pursuant to Section 3.1(a)(1) for a Plan Year shall be automatically suspended during such Member's unpaid leave of absence, period of coverage under the Company's short-term disability program or period of Disability and upon termination of such Member's employment with the Company and its Affiliates. A Deferral election of a Member pursuant to Section 3.1(a) may, with the consent of the Plan Administrator, be suspended for the remainder of the Plan Year in which such Member has an unpaid leave of absence, period of coverage under the Company's short-term disability program or period of Disability. Any such Member may again become entitled to make Deferrals hereunder for any subsequent Plan Year following return to full-time employment.

                 (d) A Deferral election shall indicate the applicable time and form of payment, as provided in Sections 7.2 and 7.3, for the Pay deferred thereunder for such Plan Year and the net income (or net loss) equivalents allocated with respect thereto. A Member may make different time and form of payment elections with respect to base annual salary (or cash fee) Deferrals, commissions and annual incentive bonus (or cash retainer) Deferrals, retention bonus Deferrals and special severance pay Deferrals for any Plan Year. Each Member's Account shall be divided into subaccounts to reflect such Member's various elections respecting time and form of payment.

                 (e) A Deferral election pursuant to Section 3.1(a) shall become effective as of the Entry Date which is on or after the date the election is effected by the Member. A Deferral election shall only remain in force and effect for the entire (or partial, if applicable) Plan Year to which such election relates.

                 (f)      A Member who has made a Deferral election pursuant to
Section 3.1(a) for any Plan Year shall make a new Deferral election, which may be a change in or cancellation of his prior Deferral election, as of the Entry Date of each subsequent Plan Year, by effecting such new Deferral election prior to such Entry Date and within the time period prescribed by the Plan Administrator.

                 (g) In the event that the Plan Administrator, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, the Deferral election of such Member then in effect, if any, shall be reduced or terminated as soon as administratively practicable after such determination. A Member whose

Deferral election has been so reduced or terminated may again make a new Deferral election for a subsequent Plan Year that begins after the effective date of such termination, if he satisfies the eligibility requirements set forth in Section 2.1, by effecting a new Deferral election for such Plan Year and within the time period prescribed by the Plan Administrator.

         3.2     ALLOCATION OF NET INCOME OR NET LOSS EQUIVALENTS.

                 (a) As of each Valuation Date, the Plan Administrator shall determine the net income (or net loss) equivalents of each Fund for the period elapsed since the next preceding Valuation Date. The net income (or net loss) equivalent of each Fund since the next preceding Valuation Date shall be ascertained by the Plan Administrator based upon changes in asset value in such manner as it deems appropriate, which may include expenses of operating the Fund.

                 (b) For purposes of allocations of net income (or net loss) equivalents, each Member's Accounts shall be divided into subaccounts to reflect such Member's deemed investment in a particular Fund or Funds pursuant to Article IV. As of each Valuation Date, the net income (or net loss) equivalent of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who were deemed to have had such corresponding subaccounts invested in such Funds since the next preceding Valuation Date.

                 (c) So long as there is any balance in any Account, such Account shall continue to receive allocations pursuant to this Section.

                                      IV.

                           DEEMED INVESTMENT OF FUNDS

         Each Member shall designate, in accordance with the procedures established from time to time by the Plan Administrator, the manner in which the amounts allocated to his Account shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Plan Administrator. Such Funds may include the Stock Fund. Such Member may designate one of such Funds for the deemed investment of all the amounts allocated to his Account or he may split the deemed investment of the amounts allocated to his Account among such Funds in whole percentage increments. If a Member fails to make a proper designation, then his Account shall be deemed to be invested in the Fund or Funds designated by the Plan Administrator from time to time in a uniform and nondiscriminatory manner. Any such initial designation by an Insider affecting the Stock Fund shall be approved in advance of the effective date of such initial designation by either the Board or the Committee.

         A Member may change his deemed investment designation for future amounts to be allocated to his Account. Any such change shall be made as of the first day of any calendar quarter in accordance with the procedures established by the Plan Administrator, and the frequency of such changes may be limited by the Plan Administrator. Any such change in designation by an Insider affecting the Stock Fund shall be approved in advance of the effective date of such change of designation by either the Board or the Committee.

         A Member may elect to convert his deemed investment designation with respect to the amounts already allocated to his Account. Any such conversion shall be made as of the first day of any calendar quarter in accordance with the procedures established by the Plan Administrator, and the frequency of such conversions may be limited by the Plan Administrator. No election of a conversion designation by an Insider which has the effect of increasing the total amount allocated to the Stock Fund may be made on a date which is less than six months following (i) the date of any prior election of a conversion designation by such Insider which had the effect of decreasing the total amount allocated to the Stock Fund or (ii) the date of any election by such Insider with respect to any other plan of Allwaste, Inc. or any subsidiary thereof which had the effect (directly or indirectly) of making a disposition on behalf of such Insider of the same class of equity security as that which is the subject of such Stock Fund. No election of a conversion designation by an Insider which has the effect of decreasing the total amount allocated to the Stock Fund may be made on a date which is less than six months following (i) the date of any prior election of a conversion designation by such Insider which had the effect of increasing the total amount allocated to the Stock Fund or (ii) the date of any election by such Insider with respect to any other plan of Allwaste, Inc. or any subsidiary thereof which had the effect (directly or indirectly) of making an acquisition on behalf of the Insider of the same class of equity security as that which is the subject of such Stock Fund.

         The restrictions contained herein regarding investment designations, changes, and/or conversions by Insiders respecting the Stock Fund are intended to comply with, and enable Insiders to rely upon, the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any future amendment to Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission affecting the investment by Insiders in the Stock Fund shall be incorporated by reference herein and be deemed to be an amendment to the Plan in order that Insiders shall continue to be entitled to rely upon the exemption provided by such rule without any interruption. Notwithstanding the foregoing, the Plan Administrator may alter the designation, change and/or conversion restrictions applicable to an Insider, as set forth in this Article IV, as a result of changes in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

                                       V.

                                    VESTING

         A Member shall be 100% vested in his Account at all times.

                                      VI.

                                  WITHDRAWALS

         6.1     IN GENERAL.  Except as provided in this Article VI and in
Article VII, Members shall not be permitted to make withdrawals from the Plan. Members shall not, at any time, be permitted to borrow from the Plan.

         6.2 UNFORESEEABLE FINANCIAL EMERGENCY. In the event that the Plan Administrator, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency that would not be remedied fully by the reduction or termination of the Deferral pursuant to Section 3.1(g), such Member shall be entitled to a benefit, determined as of any Valuation Date, in an amount not to exceed the lesser of (1) the amount determined by the Plan Administrator as necessary to meet such Member's needs created by the Unforeseeable Financial Emergency or
(2) the then value of such Member's Account. Such withdrawal benefit shall be paid in a single lump sum, cash payment as soon as administratively practicable after the Plan Administrator has made its determinations with respect to the availability and amount of such benefit. If a Member's Account contains more than one distribution subaccount, such withdrawal benefit shall be considered to have been distributed, first, from the subaccount with respect to which the earliest distribution would be made, then, from the subaccount with respect to which the next earliest distribution would be made, and continuing in such manner until all of such subaccounts necessary to satisfy the withdrawal benefit have been exhausted. Moreover, within the applicable Account or subaccount, such withdrawal benefit shall be considered to have been distributed from Deferrals (including net income (or net loss) and additional interest equivalents attributable thereto) on a first-in, first-out basis.

         6.3     ELECTIVE WITHDRAWAL.

                 (a) A Member may elect at any time, by effecting the election procedure prescribed by the Plan Administrator, to withdraw as a benefit all, but not less than all, of his Account as of any Valuation Date, subject to a withdrawal penalty of 10% of such Account as of such Valuation Date. Upon any such withdrawal, the withdrawal penalty shall be forfeited to the Company. Upon any such withdrawal, such Member's participation in the Plan shall terminate and no further Deferrals shall be made under the Plan on behalf of such Member.

                 (b) No election of a withdrawal of an amount allocated to the Stock Fund may be made by an Insider on a date which is less than six months following (i) the date of any prior election to convert such Insider's deemed investment designation which had the effect of increasing the total amount allocated to the Stock Fund or (ii) the date of any election by such Insider with respect to any other plan of Allwaste, Inc. or any subsidiary thereof which had the effect (directly or indirectly) of making an acquisition on behalf of such Insider of the same class of equity security as that which is the subject of such Stock Fund.

                                      VII.

                                 DISTRIBUTIONS

         7.1 AMOUNT OF BENEFIT. A Member or, in the event of the death of the Member, the Member's designated beneficiary, shall be entitled to a benefit equal in value to the Member's Account as of the Valuation Date next preceding the date the payment of such benefit is to be made or to commence pursuant to
Section 7.2 (plus any commissions and annual incentive bonus (or cash retainer), retention bonus and/or special severance pay Deferral not previously allocated to such Account).

         7.2     TIME OF PAYMENT.  Payment of a Member's benefit under Section
7.1 shall be made or commence, with respect to such Member's Account, or with respect to such Member's subaccounts established pursuant to Section 3.1(e) separately and respectively, as soon as administratively practicable as of the date irrevocably elected by such Member pursuant to Section 3.1(e). A Member may, pursuant to Section 3.1(e), elect distribution with respect to all or a part of his Deferrals for any Plan Year to be made as of an Entry Date which is at least three years following the beginning of such Plan Year (but no more than two such interim distribution dates may be elected with respect to Deferrals for any Plan Year) or to be made or commenced after the first day of the month following his Retirement. Notwithstanding the foregoing, payment of a Member's benefit under Section 7.1 shall be made or commence as soon as administratively practicable after the date the Member terminates his employment with the Company and its Affiliates for any reason, including Retirement, Disability or death. For this purpose, a Member on Disability for a period of two years shall be deemed to have terminated his employment with the Company and its Affiliates as of the end of such two-year period.

         7.3 ALTERNATIVE FORMS OF BENEFIT PAYMENTS. A Member's benefit under Section 7.1 payable prior to termination of employment with the Company and its Affiliates shall be paid, with respect to such Member's Account, or with respect to such Member's subaccounts established pursuant to Section 3.1(e) separately and respectively, in one lump sum payment. A Member's benefit under Section 7.1 payable after termination of employment with the Company and its Affiliates prior to a Member's Retirement shall be paid in one lump sum payment. A Member's benefit under Section 7.1 payable after a Member's Retirement (inclusive of termination due to Disability) shall be paid in one of the following forms irrevocably elected by such Member pursuant to
Section 3.1(e):

                 (1)      One lump sum payment; or

                 (2) Monthly, quarterly, or annual installment payments for a term certain of either 5 or 10 years, payable to the Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 7.4; provided, that such beneficiary's share of the remaining installments shall be paid in one lump sum.

         With respect to any portion of a Member's Retirement benefit for which no form of payment election is in effect, such amount shall be paid in the 10-year annual installment payment form; provided, however, that the Plan Administrator may, in its sole discretion, elect to make such benefit payment in any other available form. If a Member dies prior to the date the payment of his lump sum benefit is made, then such lump sum benefit shall be made to the Member's designated beneficiary or beneficiaries as provided in Section 7.4. Plan provisions to the contrary notwithstanding, if payments are to be made in installments, "installment valuation dates" shall be established as of each payment date. As of each such "installment valuation date," net income (or net loss) equivalents shall be allocated to the Member's Account. The installment payment to be made on behalf of a Member as of each such "installment valuation date" shall be determined by multiplying the balance of such Member's Account as of such "installment valuation date" (after allocation of net income (or net loss) equivalents) by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining in the installment period.

         7.4     DESIGNATION OF BENEFICIARIES.

                 (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Plan Administrator and filing same with the Plan Administrator. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

                 (b) If no such designation is on file with the Plan Administrator at the time of the death of the Member or such designation is not effective for any reason as determined by the Plan Administrator, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

                          (1) If a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

                          (2) If a Member leaves no surviving spouse, his benefit shall be paid to such Member's executor or administrator, or to his heirs at law if there is no administration of such Member's estate.

         7.5     CHANGE IN PAY-OUT OF CERTAIN BENEFITS.

                 (a) Notwithstanding any provision in Section 7.3 to the contrary, if a Member's Retirement benefit payments are to be paid in installments and the aggregate amount to be paid with respect to such Member in any particular Plan Year is less than $12,000 calculated at the beginning of the Plan Year without adjustment for income (or loss) in the Plan Year, then the Plan Administrator in its sole discretion may cause the installment payments for such Plan Year with respect to such Member to be paid in one lump sum payment.

                 (b) Notwithstanding any provision in Section 7.3 to the contrary, if a Member's Retirement benefit payments respecting any one subaccount established pursuant to Section 3.1(e) are to be paid in installments and the aggregate amount remaining to be paid with respect to such subaccount is less than $50,000 calculated at the beginning of the Plan Year without adjustment for income (or loss) in the Plan Year, then the Plan Administrator in its sole discretion may cause the remaining benefit payments with respect to such subaccount to be paid in one lump sum payment.

         7.6 ACCELERATED PAY-OUT DUE TO EMERGENCY. Notwithstanding any provision in Sections 7.2 and 7.3 to the contrary, in the event that the Plan Administrator, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, such Member shall be entitled to an accelerated payout of his benefit pursuant to Section 6.2. Any remaining amounts in such Member's Account following payment of such emergency benefit shall be payable at the time(s) and in the form(s) otherwise provided in Sections 7.2 and 7.3.

         7.7 DEFERRED PAY-OUT DUE TO LOSS OF TAX DEDUCTION. If the Company determines in good faith that there is a reasonable likelihood that any benefits paid to a Member pursuant to this Article VII would not be deductible by the Company under applicable income tax provisions then in effect, then to the extent deemed necessary by the Company to ensure that the entire amount of any such distribution to a Member is deductible, the Company may defer payment of all or any portion of such benefits. Any amount deferred pursuant to this
Section 7.7 shall continue to receive net income (or net loss) equivalents pursuant to the Plan until distribution. The amounts so deferred shall be distributed to the Member (or his beneficiary in the event of the Member's death) at the earliest possible date, as determined by the Company in good faith, as of which such deductibility will be ensured.

         7.8 PAYMENT OF BENEFITS. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Member or for his benefit pursuant to any provision of the Plan shall be debited to such Member's Account. All benefit payments shall be made in cash to the fullest extent practicable.

         7.9 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if, after exercising reasonable diligence, the Plan Administrator is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Plan Administrator's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.

                                     VIII.

                           ADMINISTRATION OF THE PLAN

         8.1 APPOINTMENT OF PLAN ADMINISTRATOR. The general administration of the Plan shall be vested in the Plan Administrator (which may be an individual or a committee of two or more persons) which shall be appointed by the Chief Executive Officer of Allwaste, Inc.

         8.2 RESIGNATION AND REMOVAL. At any time during his term of office, the individuals comprising the Plan Administrator may resign by giving written notice to the Board, such resignation to become effective upon the appointment of a substitute or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, the individuals comprising the Plan Administrator may be removed by the Board.

         8.3 RECORDS AND PROCEDURES. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Plan Administrator shall provide an annual statement to each Member or beneficiary of his interest in the Plan. The Plan Administrator shall designate the person or persons who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such person or persons shall bind the Plan Administrator.

         8.4 SELF-INTEREST OF PLAN ADMINISTRATOR. No individual comprising the Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which an individual comprising the Plan Administrator is so disqualified to act, the remaining individuals comprising the Plan Administrator or, if none, the Board shall decide the matter in which he is disqualified.

         8.5 COMPENSATION AND BONDING. The Plan Administrator shall not receive compensation with respect to its services as Plan Administrator. To the extent required by applicable law, or required by the Company, the Plan Administrator shall furnish bond or security for the performance of its duties hereunder.

         8.6 PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

                 (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

                 (b) to construe all terms, provisions, conditions and limitations of the Plan;

                 (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

                 (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Plan Administrator may deem necessary or advisable in the proper and efficient administration of the Plan;

                 (e)      to determine all questions relating to eligibility;

                 (f) to determine the amount, manner and time of payment of any benefits and to prescribe procedures to be followed by Members and their beneficiaries in obtaining benefits;

                 (g) to make a determination as to the right of any person to a benefit under the Plan; and

                 (h) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements.

         8.7 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Plan Administrator relating to the Pay of all Members, their ages, their Retirement, Disability, death or other termination of employment and such other pertinent facts as the Plan Administrator may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Company.

         8.8 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Plan Administrator shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Plan Administrator necessitates an extension of the ninety-day period), which notice shall:

                 (a) State the specific reason or reasons for the denial or modification;

                 (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                 (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                 (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Plan Administrator of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing.
Within sixty days following such request for review the Plan Administrator shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Plan Administrator's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

         8.9 INDEMNITY. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Board and any individual acting as Plan Administrator against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, as such indemnities are permitted under applicable law.

                                      IX.

                            ADMINISTRATION OF FUNDS

         9.1 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Plan Administrator, shall be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund, if any.

         9.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee, if any, shall be held as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Plan Administrator shall maintain an Account in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund, if any.

                                       X.

                               NATURE OF THE PLAN

         The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of individuals covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company and for Directors. Plan benefits herein provided are a contractual obligation of the Company which may be paid out of the Company's general assets or out of the Trust Fund. Subject to the terms hereof and of the Trust Agreement, the Company may transfer money or other property to the Trustee, and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund in accordance with the terms of the Trust Agreement.

         The Board, in its sole discretion, may establish the Trust and direct the Company to enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of Company creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United Sates Bankruptcy Code (or any successor federal statute). The Chief Executive Officer of the Company and its Board shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine within the period specified in the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.

                                      XI.

                               ADOPTING ENTITIES

          It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become the Company. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or of the Board; provided, however, that such entity must be an Affiliate. The provisions of the Plan shall apply separately and equally to each Company and its employees in the same manner as is expressly provided for Allwaste, Inc. and its employees, except that the power to appoint or otherwise affect the Plan Administrator or the Trustee and the power to amend or terminate the Plan or amend the Trust Agreement shall be exercised by the Board alone. Transfer of employment among Companies and Affiliates shall not be considered a termination of employment hereunder. Any Company may, by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or the Board, terminate its participation in the Plan. Moreover, the Board may, in their discretion, terminate a Company's Plan participation at any time.

                                      XII.

                                 MISCELLANEOUS

         12.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to remain under contract with the Company or to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain under contract with the Company or remain in the employ of the Company or to restrict any person's right to terminate his services at any time.





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
         12.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

         12.3 WITHHOLDING. All Deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

         12.4 GUARANTY. Plan provisions to the contrary notwithstanding, in the event any Affiliate that adopts the Plan pursuant to Article XI fails to make payment of the benefits due under the Plan on behalf of its Members, whether directly or through the Trust, Allwaste, Inc. shall be liable for and shall make payment of such benefits due as a guarantor of such entity's obligations hereunder. The guaranty obligations provided herein shall be satisfied directly and not through the Trust.

         12.5 AMENDMENT AND TERMINATION. The Board may from time to time, in their discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Account. The Board may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Account shall be paid to such Member or his designated beneficiary in the manner specified by the Plan Administrator, which may include one lump sum payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder.

         12.6 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         12.7 GOVERNING LAWS. ALL PROVISIONS OF THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

         EXECUTED this 28th day of April 1997.

                                  ALLWASTE, INC.


                                  By: /s/ JAMES E. RIEF
                                     ------------------------------------------
                                     Name:  James E. Rief
                                          -------------------------------------
                                     Title: Sr. V.P. Technology & Admin.
                                           ------------------------------------






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